UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

Major League Football, Inc. (MLFB)
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7319 Riviera Cove, #7, Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

In furtherance of MFLB’s desire to sustain the business, MFLB previously entered into a contract with BDB Entertainment Group, Inc. for TV production, sponsorship and marketing. The agreement was contingent on MFLB’s receipt of $3,000,000 in offering proceeds by March 15, 2019. On March 19, 2019, the agreement has been amended to extend the date upon which MLFB is required to receive $3 million in capital funding to April 15, 2019. A copy of the Addendum A reflecting the extension is attached hereto as Exh. 1.

MLFB executed two agreements with Hometown Sports Management Virginia Beach Sportsplex for practice and games at the Complex. Copies of the agreements, dated February 21, 2019, are attached hereto as Exh. 2 and 3.

On March 12, 2019, MLFB executed an agreement with the Arkansas Department of Parks and Tourism for lease of the War Memorial Stadium to host events in May through July 2019. A copy of the lease agreement is attached hereto as Exh. 4

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/Frank Murtha
Frank Murtha, Senior Executive VP

Dated: March 22, 2019

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99.1	BDB Entertainment Group, Inc. Addendum

99.2	Virginia Beach Sportsplex agreement for facility rental

99.3	Virginia Beach Sportsplex agreement for locker room rental

99.4	War Memorial Stadium Facility Lease Agreement

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